UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2013

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 31, 2013, Allison Transmission Holdings, Inc. (the “Company”) and Allison Transmission, Inc. (“ATI”), a wholly-owned subsidiary of the Company, entered into that certain Amendment No. 9 (“Amendment No. 9”) to the Credit Agreement, dated as of August 7, 2007 (the “Credit Agreement”).

Amendment No. 9 refinanced $650 million of term loan debt due August 7, 2017. The interest rate margin applicable to such refinanced loans is, at ATI’s option, either (a) 2.75% above the London Interbank Offered Rate or (b) 1.75% above the greater of the prime lending rate provided by the British Banking Association or the federal funds effective rate published by the Federal Reserve Bank of New York. Each rate is subject to a 0.25% decrease if ATI’s total leverage ratio is less than or equal to 3.25:1.00.

Amendment No. 9 also added up to an additional $10.0 million of revolving commitments under the Credit Agreement effective as of the Amendment No. 9 effective date with the ability to increase such amounts up to an additional $90.0 million more prior to February 19, 2014 and increased the letter of credit sublimit from $50 million to $75 million. Also pursuant to Amendment No, 9, the interest rate applicable to the revolving portion of the Credit Agreement was reduced by 1.0% to LIBOR plus 2.25% with two 25 bps step-downs upon achieving certain total leverage ratios, the commitment fee for unused revolving loans was decreased by 0.125% to 0.375% with a step down to 0.25% upon achieving a certain total leverage ratio, and the termination date of the revolving commitments was extended to January 27, 2019.

Amendment No. 9 also amended the financial covenant of the Credit Agreement, so that it is only applicable to the revolving portion of the Credit Agreement and is tested only when revolving commitments remain outstanding at the end of any fiscal quarter, as set forth in Amendment No. 9.

This summary of Amendment No. 9 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 9 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 9 to the Credit Agreement, dated as of December 31, 2013, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Citicorp North America, Inc., as Administrative Agent and the other agents and arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: December 31, 2013

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 9 to the Credit Agreement, dated as of December 31, 2013, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Citicorp North America, Inc., as Administrative Agent and the other agents and arrangers party thereto.